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                                                                  Exhibit No. 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS



ICF Kaiser International, Inc. 401(K) Plan Committee
     Fairfax, Virginia

     We consent to the incorporation by reference in the registration statement of ICF Kaiser International, Inc. on Form S-8 (No. 33-51460) of our report dated June 27, 1997, on our audits of the financial statements of the ICF Kaiser International, Inc. Section 401(k) Plan as of December 31, 1996 and 1995 and for the years then ended, which report is included in this annual report on Form 11-K.


                              Coopers & Lybrand L.L.P.



McLean, Virginia
June 30, 1997